Exhibit 99.1

VITAL THERAPIES ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

- VTL-308 Enrollment Completed with 151 Subjects
- On Track for Release of Topline Results in Third Quarter of 2018

SAN DIEGO, May 8, 2018 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced results for the first quarter ended March 31, 2018.

“We are pleased to have completed enrollment in our VTL-308 clinical trial and we have met both our timeline and our targeted treatment enrollment criteria. We anticipate reporting topline results in September,” said Russell J. Cox, the Company’s Chief Executive Officer. “Our company focus has now turned to preparations for filing a biologics license application and plans for commercialization in the event of positive trial results.”

Key Recent Developments

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VTL-308 completed enrollment at the end of March with 151 subjects enrolled. VTL-308 is the Company's phase 3 randomized, controlled, open-label trial, designed to evaluate the ELAD System in subjects with severe alcoholic hepatitis (sAH). The Company expects to report topline data in the third quarter of this year, likely in September.

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The Company has updated the baseline characteristics of subjects enrolled in VTL-308 to include current data for 151 subjects. The data show that the means for these baseline characteristics continued to track the reference population from VTI-208, the Company’s prior phase 3 clinical trial with ELAD in subjects with sAH on which the design of VTL-308 is based. The updated baseline data are presented in the table below:

	Data	Age (years)	MELD	Bilirubin (mg/dL)	INR	Creatinine (mg/dL)
VTL-308 enrollment limits		<50 yrs	<30	≥16 mg/dL	≤2.5	<1.3mg/dL
VTI-208 reference population (n=60)	Mean (range)	40.10 (28 - 49)	25.60 (20 - 29)	26.62 (16.6 - 52.6)	1.86 (1.0 - 2.5)	0.71 (0.10 - 1.30)
VTL-308 (n=151)	Mean (range)	39.30 (23 - 49)	25.14 (19 - 29)	24.93 (16.0 - 44.7)	1.82 (0.95 - 2.50)	0.73 (0.30 - 1.27)

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 Fax 858-673-6843 www.vitaltherapies.com

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The Company continues to present findings from its research into the mechanism of action of ELAD and potential other applications for the technology at scientific conferences. An abstract titled “Inflammation Biomarkers Decrease During ELAD Treatment in Alcoholic Hepatitis Subjects” was accepted for poster presentation at Digestive Disease Week, to be held June 2-5, 2018 in Washington, D.C. An abstract titled “Impact of ELAD C3A Cell Conditioned Medium Enhanced Perfusate Fluid on Functional Recovery of Extended Criteria Donor Livers during Normothermic Machine Perfusion” was accepted for poster presentation at both the International Liver Transplantation Society 2018 Annual Congress, to be held May 23-26 in Lisbon, Portugal, and the 2018 Annual Transplant Congress, to be held June 2-6 in Seattle, Washington. Posters and associated presentations are made available at http://ir.vitaltherapies.com in the "Clinical Publications and Presentations" section promptly after they have been presented publicly.

First Quarter 2018 Financial Results

Cash Position

Cash and cash equivalents at March 31, 2018, totaled $43.6 million compared to $56.9 million at December 31, 2017. The Company believes its current cash position should provide funding through the first quarter of 2019, past the expected announcement of VTL-308 top-line trial results.

Results of Operations

Three Months Ended March 31, 2018

The Company reported a net loss of $14.4 million for the three months ended March 31, 2018, which compared with a net loss of $12.6 million for the same prior year period. This resulted in a net loss of $0.34 per share for the three months ended March 31, 2018, as compared to a net loss of $0.39 per share for the corresponding period in 2017, on both a basic and diluted basis. These per share figures are based on weighted-average common shares outstanding of 42,368,864 shares and 32,645,103 shares, respectively, with the increase in common shares outstanding at March 31, 2018 primarily attributable to shares issued as part of the Company’s follow-on offering in March of 2017.

Research and development expenses increased to $10.2 million for the three months ended March 31, 2018 as compared to $9.6 million for the three months ended March 31, 2017. General and administrative expenses were $4.3 million for the three months ended March 31, 2018, as compared to $3.1 million for the three months ended March 31, 2017.

Upcoming Investor Conferences

The Company will be presenting at the following upcoming conferences:

•	The Bank of America Merrill Lynch 2018 Health Care Conference on Thursday, May 17, 2018 at 1:15 PM Eastern in Las Vegas, NV.

•	The Jefferies 2018 Global Healthcare Conference on Friday, June 8, 2018 at 8:30 AM Eastern in New York City.

A live webcast of each presentation will be available on the Investor Relations page of the Company's website at: http://ir.vitaltherapies.com/. An archive of each presentation will be available for replay following the conference.

Conference Call Details

Vital Therapies will host a conference call to discuss these results and provide a corporate update today at 4:30 PM ET, which will be open to the public. The conference call dial-in numbers are (855) 765-5682 for domestic callers and (919) 825-3204 for international callers. The conference ID number for the call is 5845687. Participants can access the live webcast via a link on the Vital Therapies website in the Investor Relations section under “Events” at: http://ir.vitaltherapies.com/.

For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 5845687.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying the conduct of our clinical trials and the timing of the release of the results, and statements regarding our projected cash runway. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties include, but are not limited to, difficulty maintaining regulatory approvals in the United States or Europe, in particular for a combination product and open-label clinical trials; our limited experience in conducting pivotal clinical trials and significant issues regarding our clinical trials such as clinical sites’ adherence to protocols; assumptions regarding the number of subjects enrolled; changes to regulatory requirements; the need to comply with and meet applicable laws and regulations; unexpected adverse events or safety issues; event rates may vary from projections; and the use of cash, which can vary based on the timing of incurring costs for activities to support our clinical development and any applications for marketing approval, and whether or when we begin building any significant commercial infrastructure. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved.

These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-Q for the quarter ended March 31, 2018. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.
Contact:

Vital Therapies, Inc.
Al Kildani
Vice President, Investor Relations and Business Development
858-673-6840
akildani@vitaltherapies.com